UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 22, 2007

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 22, 2007, Beijing Med-Pharm Corporation (“BMP”) entered into an exclusive agreement (the “Agreement”) with Shanghai Novartis Trading Limited, a wholly owned subsidiary of Novartis AG (collectively “Novartis”), to sell, market and distribute Enablex® (Darifenacin) in the People’s Republic of China and to pursue registration of Enablex® with the applicable authorities in the People’s Republic of China on behalf of Novartis. The Agreement is scheduled to continue until December 31, 2020.
In consideration for the rights granted by Novartis to BMP, BMP will pay Novartis $2 million prior to December 22, 2007 and $1 million prior to the 30th day from the date of the official grant of the registration of Enablex® with the applicable authorities in the People’s Republic of China (the “Milestone Payments”).
BMP agreed to use its best efforts to obtain clinical trial permission from the applicable authorities in the People’s Republic of China no later than May 31, 2009. In addition, BMP agreed to use its best efforts to finish the registration of Enablex® with the applicable authorities in the People’s Republic of China necessary to market and distribute Enablex® as soon as possible and no later than December 31, 2010.
Beginning in 2011, BMP agreed to purchase Enablex® at certain unit prices as detailed in the Agreement and to use its best efforts to reach a certain target market share (“TMS”) and target unit sales (“TUS”) with respect to Enablex®. In the event BMP does not meet either the TMS or a minimum sales performance (the “MSP”) of 80% of the TUS in any calendar year during the term of the Agreement, BMP will be subject to a penalty equal to 50% of the shortfall.
The Agreement provides Novartis may terminate the agreement, upon payment to BMP of certain fees, at any time three years after BMP completes the registration of Enablex® with the applicable authorities in the People’s Republic of China. In addition, the Agreement contains customary events of default, which may give rise to termination or performance enforcement rights. Additional events of default available to Novartis under the Agreement include if BMP does not:
•	pay any amounts payable under the Agreement for 3 months;

•	pay the Milestone Payments within 30 calendar days of the occurrence of each milestone;

•	get the clinical trial permission from the applicable authorities in the People’s Republic of China of Enablex® before May 31, 2009;

•	finish the registration of Enablex® with the applicable authorities in the People’s Republic of China necessary to market and distribute Enablex® before December 31, 2010;

•	meet the MSP or the TMS in two consecutive calendar years; and

•	submit the clinical trial designs of Enablex® to Novartis for approval or follow Novartis-approved clinical trial designs of Enablex®

All events of default that are capable of being cured are subject to a cure period of 30 business days following receipt of notice of such event of default.
The description in this report of the Agreement is a summary only and is qualified in its entirety by the terms of the Agreement. The Agreement will be filed as an exhibit to the BMP’s Annual Report on Form 10-K for the year ending December 31, 2007, and portions of the Agreement will be omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Item 8.01 Other Events.
On November 26, 2007, BMP issued a press release announcing the execution of the Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)          Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date:	November 27, 2007	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

Exhibit Number	Description of Exhibit

99.1	Press Release